UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 20, 2019

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13958	13-3317783
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	The Hartford Financial Services Group, Inc. One Hartford Plaza Hartford, Connecticut	06155
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 547-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On February 20, 2019, the Compensation and Management Development Committee (the “Committee”) of the Board of Directors of The Hartford Financial Services Group, Inc. (the “Company”) adopted The Hartford Financial Services Group, Inc. Annual Incentive Plan (the “Plan”), effective for bonus payments for 2019 and subsequent performance periods. The Plan is intended to permit the Company and its Subsidiaries (as defined in the Plan), to retain and motivate qualified employees through awards of incentive compensation.
Designated employees of the Company and its Subsidiaries (including the Company’s Executive Officers (as defined in the Plan)) are eligible to earn bonuses based on the attainment of performance goals established for the Company’s fiscal year or any other period designated by the Committee (the “Performance Period”). The Committee, as the administrator of the Plan, has full authority to interpret the Plan, including the discretion to: (i) select the employees who are eligible to participate in the Plan, (ii) establish performance goals and other award terms and conditions, (iii) determine the form of payment of incentive payments, and (iv) adopt, revise, suspend, waive or repeal administrative rules, guidelines and procedures for the Plan as it deems necessary or advisable to implement the terms and conditions of the Plan. Performance goals (a) may be established (i) on a Company-wide basis, (ii) with respect to one or more business units, divisions, Subsidiaries or products, (iii) based on individual performance or other individual measures or (iv) any combination thereof, and (b) may be expressed in absolute terms or relative to other metrics including internal targets or budgets, past performance of the Company, the performance of one or more similarly situated companies, performance of an index, outstanding equity or other external measures. The Committee may also adjust any performance goals, targets or metrics although, to the extent that a performance goal is derived from the Company’s publicly reported financial results, then the Company’s management, and not the Committee, may determine the calculation thereof and any adjustment it deems appropriate consistent with applicable law and accounting policy. A participant’s potential bonus award will be based on the participant’s individual award opportunity, which may be expressed in U.S. dollars or pursuant to a formula. At the end of each Performance Period, the Committee will determine the extent to which the applicable performance goals were achieved or exceeded and the actual award payments to be made, although the Committee retains the discretion to determine amounts to be paid to individual participants that may be greater or less than their individual award opportunity. Awards may be paid in cash or, if so specified by the Committee, in awards granted under the applicable incentive stock plan or in any combination thereof.
The Committee may also delegate to certain officers of the Company the authority to administer the Plan for eligible employees (other than the Company’s Executive Officers (as defined in the Plan)). Payments under the Plan will be made following the end of the fiscal year to which the Performance Period relates, but not later than March 15 following the end of such fiscal year. To be eligible for payment of an award under the Plan, a participant must remain employed with the Company or a Subsidiary through the payment date, unless otherwise provided by the Committee. The Committee generally intends to provide for a prorated award opportunity in certain circumstances, including in the event the participant’s employment terminates prior to the payment date as a result of retirement, death, disability or a leave of absence. Amounts paid or payable under the Plan are subject to recoupment as required by applicable law or listing standards, or as determined by the Compensation Committee (or, in the case of a current or former Chief Executive Officer, the independent directors of the Board) to be necessary in accordance with Company policy or business circumstances or appropriate in light of an employee’s action, or failure to act, which is inimical to the best interest of the Company.

The Committee may at any time amend, suspend, discontinue or terminate the Plan.

The Plan replaces the Company’s Executive Bonus Program, which the Company’s shareholders approved in 2014 and which constituted the framework within which the Committee set bonus awards for certain executive officers for bonus payments for 2018 and prior performance periods.

The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.01to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
Exhibit No.
10.01 The Hartford Financial Services Group, Inc. Annual Incentive Plan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 21, 2019	By:	/s/Donald C. Hunt
		Name:	Donald C. Hunt
		Title:	Vice President and Corporate Secretary